Exhibit 10.16

PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT

This is a PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT dated as of June 22, 2012 by and between RINGCENTRAL, INC., as borrower, and TRIPLEPOINT CAPITAL LLC, a Delaware limited liability company, as lender.

The words “We”, “Us”, and “Our” refer to TRIPLEPOINT CAPITAL LLC. The words “You” and “Your” refer to RINGCENTRAL, INC., not to any individual. The words “the Parties” refers to both TRIPLEPOINT CAPITAL LLC and RINGCENTRAL, INC. This Plain English Growth Capital Loan and Security Agreement may be referred to as the “Agreement”.

The Parties agree to the following mutual agreements and conditions listed below:

GROWTH CAPITAL LOAN FACILITY INFORMATION

Facility Number		Commitment Amount
Part 1: 0745-GC-01 Part 2: 0745-GC-02

Part 1: $6,000,000

Part 2: $4,000,000, Upon Request and Additional Approval or upon completion of the Part 2 Milestone as defined below and execution of a warrant agreement in substantially the form as the Part 1 Warrant Agreement.

Minimum Advance Amount	Availability Period	Loan Term	Interest Rate
None	Part 1: 6/22/12 – 6/21/13 Part 2: Upon availability through 6/21/13	Part 1 & 2: Option A: 36 Months (Months 1-3 Interest Only); Option B: 12 Months* *Subject to adjustment as set forth in Section 9.

Part 1& 2:

Option A: Prime Rate plus 5.75% during the interest only period, adjusted to Prime Rate plus 5.25% for the remaining term.

Option B: Prime Rate plus 5.25%

(Prime Rate as published in the Wall Street Journal the day before any Advance is funded however, in no event shall the Prime Rate be less than 3.25%)

Upon each Advance, the interest rate shall be fixed, as set forth in this Loan Agreement.

Security Interest	End Of Term Payment	Facility Fee	Right to Invest
First priority security interest in all Collateral subject to Permitted Liens; with a negative pledge in Intellectual Property.	Part 1 & 2: Option A: 4% of each Advance. Option B: 0.75% of each Advance.	Part 1: $90,000 due upon the Closing Date. Part 2: $60,000 due upon the availability of Part 2.	You grant Us the right to invest up to $500,000 in Your next round of private equity financing per Section 19.

OUR CONTACT INFORMATION
Name	Address For Notices	Contact Person
TriplePoint Capital LLC	2755 Sand Hill Rd., Ste. 150 Menlo Park, CA 94025 Tel: (650) 854-2090 Fax: (650) 854-1850	Sajal Srivastava, COO Tel: (650) 233-2102 Fax: (650) 854-1850 email: legal@triplepointcapital.com

YOUR CONTACT INFORMATION
Customer Name	Address For Notices	Contact Person
RingCentral, Inc.	1400 Fashion Island Boulevard, Suite 700 San Mateo, CA 94404 With a copy to General Counsel	Robert Lawson, CFO Tel: 650-376-0007 Fax: 650-376-0007 email: bob.lawson@ringcentral.com

Capitalized terms defined in the table on Page 1 or 2 of this Agreement shall have the meanings given to those terms in such table, and other capitalized terms not otherwise defined in the body of this Agreement are defined in Section 21. Any accounting term not specifically defined herein shall be construed in accordance with GAAP, and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules.

1.	WHAT THE PARTIES AGREE TO FINANCE

Provided that the conditions in Sections 4 and 5 and elsewhere in this Agreement are met, We will lend to You the Parts of Commitment Amount as reflected on Page 1 of this Agreement and You agree to use such proceeds to finance any of Your general corporate needs. We will lend to You advances (each an “Advance”) in minimum amounts as set forth on Page 1 of this Agreement up to a maximum of the Commitment Amount as provided on Page 1. Our obligation to fund Advances under each Part of the Commitment Amount under this Agreement will end on the last day of the Availability Period noted on Page 1 for such Part.

2.	YOU WILL ENTER INTO MULTIPLE PROMISSORY NOTES

The Plain English Promissory Note in the form of Exhibit A (collectively, the “Promissory Note”) is the document the Parties will enter into each time an Advance is to be funded. The Promissory Note will contain the specific financial terms of the Advance (e.g. amount funded, interest rate, maturity date, advance date, payment due dates etc.) and all of the terms and conditions of this Agreement are incorporated in and made a part of each Promissory Note. There may be multiple Promissory Notes associated with this Agreement.

3.	YOUR LOAN FACILITY COMMITMENT AMOUNT MAY BE DIVIDED INTO PARTS

The Commitment Amount and/or its corresponding parts (if any) will be noted on Page 1 of this Agreement (“Parts”). For purposes of this Agreement, references to the Commitment Amount shall mean the Part or Parts which are available and in effect. Certain terms or conditions associated with the availability of such Part are listed on Page 1 of this Agreement. As to any Part that is available “Upon Request and Additional Approval”, You are required to make a request to utilize that additional Part in writing to Us (the “Commitment Increase Request Notice”), prior to Your submission of a corresponding Advance Request. After Our receipt of the Commitment Increase Request Notice, We will review the information available to Us and conduct any legal and business due diligence deemed necessary by Us in connection with Our attempt to obtain Our requisite credit approvals. Our agreement to consider providing the additional Part is not, and is not to be construed as, a commitment, offer, or agreement to provide such additional Part.

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Part 2 Milestone: Notwithstanding anything in this Agreement, upon written notice from You of, and a copy of, the filing or confidential submission to the Securities and Exchange Commission of an S-1 registration statement contemplating an initial public offering (“IPO”) of Your common

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stock from which You reasonably expect to obtain net offering proceeds, after deduction of all fees, commissions and other costs and expenses in connection therewith, of not less than $50,000,000, Part 2 of the Commitment Amount shall be made available to you.

4.	HOW WILL YOU REQUEST ADVANCES

In addition to the requirements of Section 5 set forth below, You agree to follow the procedures listed below to have Us extend an Advance to You:

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You will submit to Us (by facsimile, mail or electronic mail) a completed Advance Request in the form attached as Exhibit B signed by Your Chief Executive Officer, President or Chief Financial Officer.

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Such Advance Request must be submitted and received by Us no later than 5:00 p.m. PT five (5) Business Days prior to the last day of the applicable Availability Period. Any Advance Request submitted after 5:00 p.m. PT shall be considered received the following Business Day.

•	Each Advance Request will state a requested funding date that is at least five (5) Business Days after the date such Advance Request is submitted to Us.

After We check and approve the information You provide in the Advance Request, We will prepare and provide to You a Promissory Note and an amortization schedule for Your signature. Upon receipt of the Promissory Note signed by Your authorized officer and confirmation by Us that all conditions have been met, We will then advance the requested funds to You.

All the terms, conditions, and covenants of this Agreement shall apply to all Advances whether or not each Advance is evidenced by a Promissory Note. You agree that We may rely on, and shall be fully protected in relying upon, any notice or Advance Request given by any person We reasonably believe to be Your authorized representative without the necessity of Our conducting an independent investigation, including Your contact person listed on Page 1.

5.	CONDITIONS FOR US TO MAKE LOANS TO YOU

Our obligation to fund any Advance that You request under this Agreement is subject to satisfaction of each of the conditions set forth in Sections 4 and 18 and each of the following conditions:

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The representations and warranties in this Agreement and in the Warrant Agreement shall be true, complete and correct in all material respects on and as of the date(s) We fund each Advance with the same effect as though they were made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall remain true, complete and correct in all material respects as of such date; provided, however, that such materiality qualifiers shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof. Each Advance Request will constitute Your representation and warranty on the relevant Advance date as to the matters provided in Sections 11 and 12 and as to the matters set forth in the Advance Request.

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You shall be in compliance with all the terms and provisions set forth in this Agreement, each Promissory Note and each other Loan Document, and at the time of and immediately after such Advance: (a) no Default or Event of Default shall have occurred and be continuing, and (b) no fact or conditions shall exist that would (or would with the passage of time, the giving of notice, or both) constitute a Default or an Event of Default under this Agreement or any other Loan Document.

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You shall provide Us with all appropriate assignments, notices and control agreements that are necessary or desirable to perfect or maintain Our first priority Lien in all of the Collateral, subject to Permitted Liens, provided that no control agreements shall be required for Accounts maintained outside the United States.

•	You shall have paid to Us the Facility Fee relating to such Advance.

•	No event or circumstance shall exist or have occurred that has had or could reasonably be expected to have a Material Adverse Effect.

•	You shall have delivered to Us the Warrant Agreement.

•	You shall submit to Us any other documents and other information that We may request.

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6.	YOU MAY PREPAY YOUR PROMISSORY NOTES

You may at any time prepay any Promissory Note in full (but not in part), without premium or penalty, by paying: (a) the remaining outstanding principal amount and all accrued interest calculated as if the date of such prepayment occurred on the next scheduled monthly payment date per the respective Promissory Note; (b) the End of Term Payment, if any, (c) all other Secured Obligations, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts as of the date of prepayment, and (d) and an additional prepayment premium as follows:

•	If prepaid 1-12 months following the date in which such Promissory Note was given: 2% of the outstanding balance owing under such Promissory Note; and

•	If prepaid after12 months, no additional prepayment premium shall be due.

7.	THE MAXIMUM RATE OF INTEREST; DEFAULT RATE

Maximum Rate of Interest. It is not Our intent to receive interest at a rate greater than the maximum rate permissible by law, which We shall call the “maximum rate”. If a court determines You have actually paid Us interest based on a rate that exceeds the maximum rate, then We shall apply the excess as follows: first, to the payment of the outstanding principal amount of the Secured Obligations; second, after all principal is repaid, to the payment of Our accrued interest and any other principal, interest, fees, costs or other amounts owed by You to Us in respect of the Secured Obligations; and third, after all amounts owed by You to Us are repaid, the excess (if any) shall be refunded to You.

Default Interest. In the event that You do not pay any interest when due, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Page 1. Upon and during an Event of Default, all principal, interest or other amounts owed by You to Us shall bear interest at a rate per annum equal to the rate set forth in Page 1 plus five percent (5%) per annum (the “Default Rate”).

8.	YOU GRANT US A SECURITY INTEREST

In order to secure the Secured Obligations, You grant to Us a first priority (subject to Permitted Liens), continuing security interest in and Lien upon all of Your right, title and interest in each of the following whether now owned or hereinafter acquired and wherever located:

•	All Receivables;

•	All Equipment;

•	All Fixtures;

•	All General Intangibles;

•	All Intellectual Property;

•	All Inventory;

•	All Investment Property;

•	All Deposit Accounts;

•	All Cash;

•	All commercial tort claims, if any, as listed on the Certificate of Perfection;

•	All Goods and personal property, whether tangible or intangible and whether now or hereinafter owned or existing, leased, consigned by or to or acquired and wherever located; and

•	To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, rents, profits, and products of each of the foregoing.

All the above listed items will be collectively called the “Collateral”.

Notwithstanding the foregoing, Our Lien on the Collateral shall be subordinated to the Senior Loan Facility as set forth in the Intercreditor Agreement.

Notwithstanding the above, (a) Collateral does not include more than 65% of the present existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter and (b) Collateral excludes Intellectual Property

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currently held or hereafter obtained, but includes Proceeds of Intellectual Property (including but not limited to all Receivables, rights to payment and General Intangibles arising from the sale, licensing or disposition of all or any part of, or rights in, the foregoing); provided, however, other than non-exclusive licenses or non-perpetual exclusive licenses with respect to geographic area, fields of use and customized products for specific customers that would not result in a transfer of title of the licensed property under applicable law, all given in the ordinary course of Your business, in the event You transfer, sell, assign, grant a security interest in, hypothecate, permit or suffer to exist any Lien, or otherwise transfer any interest in or encumber any portion of the Intellectual Property, either voluntarily or involuntarily, without Our prior written consent, Our security interest shall include (and shall be deemed to have a Lien in such assets included from the Closing Date) all Intellectual Property.

9.	HOW AND WHAT WILL YOU PAY US

Payments. The first payment date for each Advance will be the first day of the month following the month in which the Advance was funded, unless that Advance is funded on the first business day of that month, in which case the first payment date shall be the Advance Date.

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Each Option A Promissory Note shall be due in thirty-six (36) monthly installments consisting of three (3) months of interest only followed by thirty-three (33) equal monthly installments of principal and interest, payable on the first day of each month through the last payment date (unless that date falls on a weekend or national holiday in which event such payment shall be due on the previous business day).

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Each Option B Promissory Note shall be due in twelve (12) monthly installments consisting of eleven (11) months of interest only followed by one (1) installment of principal and interest, payable on the first day of each month through the last payment date (unless in the case of any installment that date falls on a weekend or national holiday in which event such payment shall be due on the previous Business Day).

Interest. The principal balance of each Promissory Note shall accrue interest at the percentage per year as indicated on Page 1 of this Agreement, and shall be computed daily on the basis of a year consisting of 360 days for the actual number of days occurring in the period for which such interest is payable, and interest shall accrue in advance from the Advance Date.

Interim Payment. In the event an Advance is made on any day other than the first business day of the month, You shall make payment to Us on the Advance Date in an amount equal to the per diem interest for the time from the Advance Date through and including the last day of the month in which the Advance is funded.

Any amounts that You repay on the Advances may not be re-borrowed.

Option B Conversion. As to any Advance made by Us under the Option B terms, You may make a written request to Us no earlier than 60 days and no later than 30 days prior to the maturity date of such Option B Advance (each, a “Conversion Request Notice”) to (a) extend the maturity date an additional 12 months (“Maturity Date Extension”) or (b) convert such Advance to a term loan amortized over a 24 month period with a 2% increase in each of the Interest Rate and End of Term Payment for such Advance ( a “Term Loan Conversion”). After Our receipt of the Conversion Request Notice, We will review the information available to Us and conduct any legal and business due diligence deemed necessary by Us in connection with Our attempt to obtain Our requisite credit approvals, and, if such Maturity Date Extension or Term Loan Conversion is approved, then it would only become effective if the following conditions are satisfied:

(a)	no Default or Event of Default has occurred and is continuing;

(b) an amendment to this Agreement and/ the respective Promissory Note has been entered into by You and Us that sets forth the terms and provisions (including the interest rate and other pricing) for such Maturity Date Extension or Term Loan Conversion; and

(c) receipt of a conversion fee in the amount of one percent (1%) of the outstanding principal amount of the applicable Advance that is converted (each, a “Conversion Fee”).

Our agreement to consider any Maturity Date Extension or Term Loan Conversion is not and is not to be construed as, a commitment, offer or agreement to provide such Maturity Date Extension or Term Loan Conversion.

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Miscellaneous. Payments are due electronically by automatic debit through Automated Clearing House (ACH) payment on or before the first day of each month. You agree to fill out and execute the electronic funds transfer/automatic debit Authorization form that We provide. If We do not receive any payments from You within two (2) business days after they are due, You will pay a late charge on the overdue amount. The late charge will be equal to five percent (5%) of the amount due for each month not paid when due and until such time as payment is received. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that We will receive the entire amount of any Secured Obligations payable under this Agreement, regardless of the source of payment. Any interest not paid when due shall be compounded by becoming a part of the Secured Obligations, and such interest shall then accrue interest at the rate then applicable under this Agreement and the applicable Promissory Note.

10.	INSURANCE

So long as there are any Secured Obligations outstanding, You shall carry and maintain commercial general liability insurance, against risks customarily insured against in Your line of business. All such insurance shall be in form, with companies, and in amounts reasonably acceptable to Us. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability. You must maintain a minimum of Two Million Dollars ($2,000,000) of commercial general liability insurance for each occurrence. So long as there are any Secured Obligations outstanding, You shall also carry and maintain insurance upon the Collateral, insuring against all risks (or equivalent) of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral. You shall also carry and maintain a fidelity insurance policy in an amount not less than Five Hundred Thousand Dollars ($500,000) as a policy limit.

You shall submit to Us certificates of insurance, which reflect Your compliance with Your insurance obligations in the above paragraph and the obligations contained in this Section. Your insurance certificate shall state that We are an additional insured for commercial general liability and a loss payee for all risk property damage insurance, and include third party coverage on fidelity bond. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance.

The certificates of insurance will state that the Commercial General Liability coverage evidenced is primary and non-contributory to any insurance or Our self-insurance, and will further provide that a waiver of subrogation as respects the property insurance in favor of Us has been agreed to. All certificates of insurance will provide that a minimum of thirty (30) days advance written notice will be endeavored to be provided to Us of cancellation. Any failure by Us to scrutinize such insurance certificates for compliance is not a waiver of any of Our rights, all of which are reserved.

So long as (x) no Event of Default has occurred and is continuing, (y) the casualty giving rise to such insurance proceeds could not be reasonably expected to have a Material Adverse Effect and (z) the insurance proceeds do not exceed $1,000,000 in the aggregate for all losses under all casualty policies in any twelve-month period, then the insurance proceeds payable with respect to Your insurance policies shall be payable to You to repair or replace any property subject to the applicable claim, or used to purchase other property useful in Your business, provided such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which We have been granted a first priority Lien (subject to Permitted Liens) to the extent that any such destroyed, damaged or replaced property was Collateral. If an Event of Default has occurred and is continuing, then, at Our option (subject to the terms of the Intercreditor Agreement), proceeds payable under any policy may be applied by Us to the outstanding Secured Obligations.

11.	REPRESENTATIONS AND WARRANTIES FROM YOU

You represent and warrant that:

•	Collateral Title. You own all right, title and interest in and to the Collateral, free of all Liens whatsoever, except for Permitted Liens.

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Granting of Lien. You have the full power and authority to, and do grant and convey to Us, a Lien on the Collateral as security for the Secured Obligations, free of all Liens other than Permitted Liens and shall execute

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such notices, assignments, and control agreements, in connection herewith as We may reasonably request to perfect and obtain the priority of Our Lien on the Collateral, provided that no control agreements shall be required for Accounts maintained outside of the United States. Except for Permitted Liens, the Collateral is not subject to any Liens.

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Due Organization. You are a corporation duly organized, legally existing and in good standing under the laws of the state of your incorporation and are duly qualified as a foreign corporation in all jurisdictions in which the nature of Your business or location of Your properties require such qualifications and where the failure to be qualified could reasonably be expected to result in an event which, individually or together with any other event, would have a Material Adverse Effect.

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Authorization, Validity and Enforceability. Your execution, delivery and performance of the Promissory Notes, this Agreement, all financing statements, all other Loan Documents, and all Excluded Agreements, (i) have been duly authorized by all necessary corporate action, and (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than the Liens created by this Agreement and the other related Loan Documents. The person or people executing this Agreement and other Loan Documents are duly authorized to do so, and the Loan Documents and each term and provision thereof are Your legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors and equitable principles (regardless of whether enforcement is sought in equity or at law).

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Litigation. Except as disclosed in the Disclosure Letter, there are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to Your knowledge, threatened in writing against or affecting You or any of Your business, property or rights (i) which involve any Loan Document or Excluded Agreement or (ii) that could reasonably be expected to, individually or in the aggregate result in an event which individually or together with any other event, would have a Material Adverse Effect.

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Compliance with Applicable Laws. You are not in violation of any law, rule or regulation or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

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Conflict. Neither this Agreement nor any other Loan Document (a) violates any provisions of Your articles or certificate of incorporation, bylaws or any law, regulation, order, injunction, judgment, decree or writ to which You are subject or (b) conflicts with or results in the breach or termination of, constitutes a default under or accelerates or permits the acceleration of any performance required by, any material lease, agreement or other contract to which You are a party or by which You or any of Your property is bound.

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Further Consent. The execution, delivery and performance of this Agreement and the other Loan Documents do not require the consent or approval of any other Person, including any regulatory authority, or governmental body of the United States or any State or any political subdivision of the United States or any state.

•	Material Adverse Effect. As of the date hereof, since December 31, 2011, no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred or is continuing.

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Other Defaults. You are not in default in any manner under any provision of any indenture or other agreement or instrument evidencing material Indebtedness to which You are a party or by which You or any of Your properties or assets are or may be bound, in each case where such default could result in an event which, individually or together with any other event, could reasonably be expected to have a Material Adverse Effect.

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Information Correct. No information, report, Advance Request, financial statement, exhibit or schedule furnished by or on behalf of You to Us in connection with the negotiation of any Loan Document contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements, in the light of circumstances under which they were, are or will be made, not misleading (it being recognized by You that projections and estimates as to future events are not to be viewed as facts and that the actual results during the period or periods covered by any such projections and estimates may differ materially from projected or estimated results).

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Filing of Taxes. You have filed all required federal, state and local tax returns (or filed appropriate extensions for the filing of such returns), except to the extent such failure to file could not reasonably be expected to cause a material adverse effect on Your business and has not resulted in the creation of a Lien having priority over Our Lien other than Permitted Liens. Subject to Section 12, Paragraph “Taxes”, You have fully paid or You

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have reserved for and are contesting in good faith all taxes or installments (including any interest or penalties), except to the extent such failure to do so could not reasonably be expected to cause a material adverse effect on Your business and has not resulted in the creation of a Lien having priority over Our Lien other than Permitted Liens. You have fully paid or reserved for and are contesting in good faith all material tax assessments that You have received for the 3 years preceding the Closing Date.

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ERISA Compliance. You have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Your failure to comply with ERISA that is reasonably likely to result in Your incurring any liability that could reasonably be expected to have a Material Adverse Effect.

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Hazardous Waste. None of Your properties or assets has ever been used by You or, to Your knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to Your knowledge, none of Your properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by You; and You have not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by You resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment. You have at all times operated Your business in compliance in all material respects with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

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Operation of Business. You own, possess, have access to, or can become licensed on reasonable terms under all patents, patent applications, trademarks, trade names, inventions, franchises, licenses, permits, computer software and copyrights necessary for the operation of Your business as now conducted, with no known infringement of, or conflict with, the rights of others. You have taken reasonable measures to avoid liability from infringement by third parties using Your facilities, in particular that You have complied with the requirements of the Digital Millennium Copyright Act for notice and takedown. You have at all times operated Your business in compliance in all material respects with all applicable provisions of the Federal Fair Labor Standards Act, as amended.

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Your Information. As of the date hereof, Your present name, former names (if any) used in the past 5 years, locations, and other information are correctly and completely stated on the Certificate of Perfection.

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Intellectual Property. As of the date hereof, the information stated on the Certificate of Perfection is a true, correct and complete list of each of Your Patents, Trademarks, Copyrights and Licenses, together with application or registration numbers, as applicable.

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Accounts. As of the date hereof, the information stated on the Certificate of Perfection is a true, correct and complete list of (a) all banks and other financial institutions at which You maintain Deposit Accounts and (b) institutions at which You maintain accounts holding Investment Property owned by You, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. None of the account debtors or other Persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute, rule, or law in respect of such Collateral.

12.	YOUR COVENANTS TO US

So long as the Secured Obligations (other than inchoate indemnity obligations) have not been fully and indefeasibly paid in cash in full or We have any obligation to make Advances, You covenant to the following:

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Legal Existence and Qualification. You will maintain Your, and each of Your Subsidiaries’, legal existence and good standing in Your and their respective jurisdictions of formation or organization, except as otherwise permitted under Section 12 Paragraph “Mergers or Acquisitions” and maintain qualifications to do business in all jurisdictions in which the nature of Your business or location of Your properties require such qualifications and where the failure to be qualified could reasonably be expected to result in an event which, individually or together with any other event, would have a Material Adverse Effect.

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Compliance with Laws. You will, and will cause each of Your Subsidiaries to, comply with all laws (including, without limitation, environmental laws) rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, You, Your Subsidiaries or Your business, and with all material agreements to which You or any of Your Subsidiaries are a party, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Neither You nor any of Your Subsidiaries shall become an “investment company” or controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of Your important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any loan for such purpose. You and Your Subsidiaries shall not fail to meet the minimum funding requirements of ERISA, permit a reportable event or prohibited transaction, as defined in ERISA, to occur, or fail to comply with the Federal Fair Labor Standards Act.

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Management Rights. You will permit any of Our authorized representatives and Our attorneys and accountants on reasonable notice to inspect, examine and make copies and abstracts of Your books of account and records at reasonable times and during normal business hours. In addition, We and Our agents, attorneys and accountants will have the right to meet with Your management and officers to discuss such books of account and records. In addition, We will be entitled at reasonable times and intervals to consult with and advise Your management and officers concerning significant business issues. Such consultations shall not unreasonably interfere with Your business operations. The Parties intend that the rights granted here shall constitute “management rights” within the meaning of 29 C.F.R Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation with respect to any business issues will not be deemed to give Us, nor be deemed an exercise by Us or control over Your management or policies.

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Additional Documents and Assurances. You will from time to time execute, deliver and file, alone or with Us, any security agreements, or other documents to perfect or give first priority to Our Lien on the Collateral. You will from time to time obtain any instruments or documents as We may request, and take all further action that may be reasonably necessary or desirable, or that We may reasonably request, to carry out the provisions and purposes of this Agreement or any other Loan Document or to confirm, perfect, preserve and protect the Liens granted to Us. In addition, You authorize Us to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all of Your assets or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, and (ii) contain any other information required by the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether You are an organization, the type of organization and any organizational identification number issued to You, if applicable. You hereby appoint Us as Your lawful attorney-in-fact to sign Your name on any documents necessary to perfect or continue the perfection of any Lien regardless of whether an Event of Default has occurred until all Secured Obligations (other than inchoate indemnity obligations) have been satisfied in full and We are under no further obligation to make Advances. Our foregoing appointment as Your attorney in fact, and all of Our rights and powers, coupled with an interest, are irrevocable until all Secured Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Our obligation to provide Advances terminates. Notwithstanding anything in this paragraph, Your obligations pursuant to Us pursuant to this paragraph shall be subject to the terms of the Intercreditor Agreement.

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Protection of Our Lien. You will take or cause to be taken all actions necessary to protect and defend Your title to the Collateral and Our Lien on the Collateral. You shall at all times keep the Collateral, and the assets and properties of each of Your Subsidiaries, free and clear from any legal process or Liens whatsoever (except for Permitted Liens) and shall give Us immediate written notice of any legal process affecting the Collateral or the assets and properties of Your Subsidiaries, or any Liens on the Collateral or the assets and properties of Your Subsidiaries.

•

Maintenance of Properties. You will maintain and protect Your properties, assets and facilities (and those of Your Subsidiaries), including Your equipment and fixtures, in good working order, repair and condition (taking into consideration ordinary wear and tear) and from time to time make or cause to be made all necessary and proper repairs, renewals and replacements and shall completely manage and care for Your property in accordance with prudent industry practices.

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•

Financial Statements. You will provide monthly and yearly financial statements in accordance with Section 18 of this Agreement, and such financial statements will include reports of any material contingencies (including commencement of any material litigation by or against You) or any other occurrence that could reasonably be expected to have a Material Adverse Effect.

•

Audits and Inspections. Upon Our request but not more than twice a year unless an Event of Default exists, You will, during normal business hours, on ten (10) business days’ notice, make the Inventory, Equipment, other Collateral, and books and records concerning the Collateral (including software used in Your business) available to Us for inspection at the place where it is located and shall make Your log and maintenance records pertaining to the Inventory and Equipment available to Us for inspection. You will take all action necessary to correctly and completely maintain such books, records, logs, and maintenance records.

•

Taxes. You will pay when due all taxes fees or other charges of any nature whatsoever (together with any related interest or penalties) imposed or assessed against You, Us or the Collateral in connection withYour ownership, possession, use, operation or disposition thereof or upon Your rents, receipts or earnings arising therefrom (excluding taxes imposed on Us based on Our net income or franchise taxes), except to the extent such taxes, fees or charges could not reasonably be expected to cause a material adverse effect on Your business and has not resulted in the creation of a Lien having priority over Our Lien other than Permitted Liens. You shall file on or before the due date all federal, state and local tax returns including personal property tax returns in respect to the Collateral, except to the extent such failure to file could not reasonably be expected to cause a material adverse effect on Your business and has not resulted in the creation of a Lien having priority over Our Lien other than Permitted Liens. Notwithstanding the foregoing, You may contest, in good faith and by appropriate proceedings, taxes, fees and other charges for which You maintain adequate reserves in accordance with GAAP.

•

Intellectual Property. You will: (a) protect, defend and maintain the validity and enforceability of Your Intellectual Property; (b) promptly advise Us in writing of material infringements of Your Intellectual Property; (c) not allow any Intellectual Property material to Your business to be abandoned, forfeited or dedicated to the public without Our written consent; and (d) give Us written notice of any applications or registrations of Your Intellectual Property, including the date of such filings and the applicable application or registration numbers within thirty (30) days after the end of each calendar year (and such written notice shall be deemed to update the Certificate of Perfection).

•

Subsidiaries. If at any time, You or Your Subsidiary create or acquire any Subsidiary, You and such Subsidiary will promptly notify Us of the creation or acquisition of such new Subsidiary. In the event such Subsidiary is a Domestic Subsidiary, You will, and will cause your Subsidiary to, take all such action as We may reasonably require to cause such Subsidiary to guaranty the Secured Obligations and grant a continuing pledge and security interest in and to the assets of such Subsidiary, and You shall grant and pledge to Us a first priority, perfected security interest in the stock, units or other evidence of ownership of such Subsidiary.

•

Dispositions, Liens and Encumbrances. You will not, and You will not permit any of Your Subsidiaries to, transfer, sell, assign, grant a security interest in, hypothecate, permit or suffer to exist any Lien, or otherwise transfer any interest in or encumber any portion of Your properties or assets (or those of any Subsidiary), including the Intellectual Property, either voluntarily or involuntarily, without Our prior written consent, other than: (a) Permitted Liens, (b) sales of Inventory in the ordinary course of business, (c) non-exclusive licenses of Intellectual Property in the ordinary course of business or non-perpetual exclusive licenses with respect to geographic area, fields of use and customized products for specific customers that would not result in a transfer of title of the licensed property under applicable law, (d) sales of worn-out or obsolete Equipment not financed by Us provided (i) that the fair market value of such Equipment does not exceed $1,000,000 in any fiscal year and (ii) no Event of Default has occurred and is continuing, (e) [reserved] and (f) other transactions otherwise permitted by this Section 12, and (g) other transfers or dispositions of property in an aggregate amount not to exceed $250,000 in any fiscal year so long as no Event of Default has occurred and is continuing. In addition, You will not, and You will not permit any of Your Subsidiaries to, enter into any agreement with any Person (other than Us) that restricts Your ability, or the ability of any of Your Subsidiaries, to transfer, sell, assign, grant a security interest in, hypothecate, permit or suffer to exist any Lien, or otherwise transfer any interest in or encumber any portion of Your properties or assets or those of any of Your Subsidiaries, including Your Intellectual Property, except for (i) restrictions with respect to specific property subject to a Permitted Lien, (ii) customary non-assignment provisions in contracts, (iii) customary contractual restrictions provided that they do not restrict or prohibit Us from being granted a security interest in the Collateral and (iv) restrictions under the Senior Loan Facility. Without limiting the generality of the foregoing, unless otherwise permitted in this Agreement, You will not sell, transfer, encumber or otherwise dispose of any ownership interest that You may have in any subsidiary.

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•

Mergers or Acquisitions. You will not, and You will not permit any of Your Subsidiaries to, liquidate, dissolve or consummate any Merger Event, or acquire all or substantially all of the capital stock or property of another Person, except that (i) any of Your Subsidiaries may merge with You or any other of Your Subsidiaries, (ii) any of Your Subsidiaries may liquidate or dissolve provided that any material assets of such Subsidiaries are transferred to You or another of Your Subsidiaries so long as such Subsidiary is a Guarantor, (iii) You may enter into and consummate any transaction to reincorporate into the State of Delaware, (iv) You or any of your Subsidiaries may consummate any Permitted Acquisition. Notwithstanding anything in this Agreement, after the consummation of Your IPO, You or any of your Subsidiaries may acquire all or substantially all of the capital stock or property of another Person (whether by merger, consolidation, asset sale, stock purchase or any other similar transaction or series of transactions).

•

Compromise of Accounts. Without Our prior written consent, You will not (a) grant any material extension of the time for payment of any of the Receivables, or General Intangibles, except extensions that are consistent with industry practice (b) to any material extent, compromise, compound or settle the same for less than the full amount, except for extensions, compromises or settlements that are consistent with industry practice (c) release, wholly or partly, any Person liable for the payment of Receivables, except for releases that are consistent with industry practice, or (d) allow any credit or discount whatsoever other than trade discounts granted to You in the ordinary course of Your business and credit or discounts that are consistent with industry practice.

•

Other Indebtedness. You will not, and You will not permit any of Your Subsidiaries to, incur any Indebtedness without the prior written consent of Us other than Indebtedness evidenced by this Agreement and the Permitted Indebtedness.

•	Investments. You will not, and You will not permit any of Your Subsidiaries to, directly or indirectly make any Investment other than Permitted Investments.

•

Dividends and Distributions. You will not, without Our prior written consent, declare or pay any cash dividend or make a distribution on, or repurchase or redeem, any class of stock, other than (i) pursuant to employee repurchase plans upon an employee’s death or termination of employment (including any consultants or directors of the company), (ii) conversion of any of Your convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof and the purchase of fractional shares in connection therewith, and (iii) dividends solely in Your capital stock.

•

Collateral Locations; Name Changes. You will not relocate, or permit any Domestic Subsidiary to relocate, Your (or such Domestic Subsidiary’s) chief executive office or principal place of business or, except with respect to any co-location facility, any item of Your or Your Domestic Subsidiary’s Collateral (excluding any inventory manufactured at locations outside of the continental United States (“Off-shore Inventory”)), in each case with a book value in excess of $100,000 to any location that is not disclosed in the Certificate of Perfection, unless: (i) You have given Us no less than twenty (20) days prior written notice,; and (ii) such relocation shall be within the continental United States, and (iii) such relocation does not adversely affect the perfection or priority of Our security interest in any of the Collateral. In addition, except with respect to (x) any Off-shore Inventory or (y) any location in which Collateral has book value of $100,000 or less (or in the case of Inventory a book value of $400,000 or less), You will use reasonable commercial efforts (it being understood the reasonably commercial efforts qualifier shall not apply to co-location facilities) to obtain and maintain such acknowledgments, consents, waivers and agreements from: (i) the owner, Lien holder, mortgagee and landlord with respect to any real property on which Collateral is located and (ii) from any Person in possession of Collateral, as We may require, all in form and substance reasonably satisfactory to Us. Without limiting the foregoing, where the Collateral is covered by a negotiable Document (such as a warehouse receipt), You shall deliver to Us possession of such Document. You will not change Your name without providing Us at least 30 days’ advance written notice. Any notices given under this paragraph shall be deemed to amend the Certificate of Perfection (and You shall provide an updated, executed Certificate of Perfection regarding same upon completion of Your quarterly Certificate of Compliance).

•

Line of Business. You will not engage in, or permit any of Your Subsidiaries to engage in, any business other than the businesses currently engaged in by You and Your Subsidiaries or reasonably related thereto.

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•

Change of Jurisdiction. You will not change Your state of organization outside the United States of America. If you change your state of organization within the United States of America, You must give Us no less than thirty (30) days prior written notice (or in the case of any reincorporation into the State of Delaware, five (5) days prior written notice) and such notice shall be deemed to amend the Certificate of Perfection (and You shall provide an updated, executed Certificate of Perfection regarding same upon completion of Your quarterly Certificate of Compliance).

•

Deposit and Investment Accounts. You will not maintain, or permit any of Your Subsidiaries to maintain, any Deposit Accounts or accounts holding Investment Property owned by You (or such Subsidiaries) except (i) accounts identified in the Certificate of Perfection and (ii) other accounts of You, Domestic Subsidiaries or Guarantors with respect to which We have a perfected security interest which accounts will be deemed to be added to the Certificate of Perfection (and You shall provide an updated, executed Certificate of Perfection regarding same upon completion of Your quarterly Certificate of Compliance).

•

Transactions with Affiliates. You will not directly or indirectly enter into or permit to exist any material transaction with any of Your Affiliates except for (i) transactions that are in the ordinary course of Your business, upon fair and reasonable terms that are no less favorable to You than would be obtained in an arm’s length transaction with a non-affiliated Person, (ii) transactions that are otherwise Permitted Investments and (iii) “transfer pricing”, “cost sharing” and “cost plus” arrangements in the ordinary course of business.

•

Subordinated Indebtedness. You will not prepay, redeem or otherwise satisfy in any manner prior to the scheduled repayment thereof any Subordinated Indebtedness (other than the Advances and except for conversion of any Subordinated Indebtedness into equity securities and the payment of cash in lieu of the issuance for fractional shares upon any such conversion), and You shall not make or permit any payment on any Subordinated Indebtedness, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Indebtedness is subject, or amend any provision in any document relating to the Subordinated Indebtedness which would increase the amount thereof or adversely affect the subordination thereof to Secured Obligations owed to Us.

13.	YOU AGREE TO INDEMNIFY AND PROTECT US

You agree to indemnify and hold Us, Our officers, directors, employees, agents, attorneys, representatives and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys' fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal), that may be instituted or asserted against or incurred by Us or any such Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated or any actions or failures to act in connection with, or arising out of the disposition or utilization of the Collateral, excluding in all cases, claims, costs, expenses, damages and liabilities resulting solely from Our gross negligence or willful misconduct.

14.	WHAT IS AN EVENT OF DEFAULT

The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Agreement:

•	Payment. You do not pay any principal, interest, fees, costs or other Secured Obligations under this Agreement, the Promissory Notes or any of the other related Loan Documents on the due date; or

•

Covenant. You fail to perform any covenant or Secured Obligations under this Agreement, the Promissory Notes or any of the other related Loan Documents, and You fail to cure such breach (to the extent that such breach is capable of being cured) within twenty (20) days after the earlier of (i) We give You written notice or (ii) Your actual knowledge of such default; or

•

Misrepresentations. You or any Person acting for You makes any representation, warranty, or other statement now or later in this Agreement, any other Loan Document, or any Excluded Agreement or in any writing delivered to Us or to induce Us to enter this Agreement, any other Loan Document, or any Excluded Agreement, and such representation, warranty, or other statement is incorrect in any material respect when made, provided, however, that such materiality qualifier shall not be applicable to any representation, warranty or statement that already is qualified or modified by materiality in the text thereof; or

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•	Bankruptcy; Attachment; Other.

•

You (i) assign Your assets for the benefit of Your creditors, (ii) become unable to pay Your debts generally as they become due, or You become unable to pay or perform Your obligations under the Loan Documents or Excluded Agreements as they become due, (iii) file a voluntary petition in bankruptcy, (iv) file any petition, answer, or document seeking for Yourself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances, (v) seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Yours or of all or any substantial part of Your assets or property, (vi) cease operation of Your business as Your business has normally been conducted, or terminate substantially all of Your employees, or (vii) You or Your directors or majority shareholders shall take any action initiating any of the foregoing actions described in this paragraph; or

•

Either (i) forty-five (45) days shall have expired after the commencement of an involuntary action against You seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation , without such action being dismissed or all orders or proceedings thereunder affecting Your operations or the business being stayed; or (ii) a stay of any such order or proceeding shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) You shall file any answer admitting or not contesting the material allegations of a petition filed against You in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or

•

Forty-five (45) days shall have expired after the appointment, without Your consent or acquiescence, of any trustee, receiver or liquidator of Yours or of all or any substantial part of Your properties without such appointment being vacated; or

•

Agreements with Us. The occurrence of any default under any other Loan Document, any Excluded Agreement, or any other agreement between You and/or any of Your Subsidiaries and Us (other than any default embodied in or covered by any clause of this Section 14) and such default continues for more than twenty (20) days after the earlier of (i) We have given notice of such default to You, or (ii) You have actual knowledge of such default; or

•

Other Agreements. The occurrence of any default (other than any default embodied in or covered by any other clause of this Section 14) under any lease, loan, or other agreement or obligation of Yours involving any Indebtedness which aggregates more than $1,000,000, and which gives the holder of such Indebtedness the right to accelerate such Indebtedness; or

•

Judgments. The entry of (a) any judgment or arbitration award against You involving an award in excess of $2,000,000 that is not covered by insurance by a solvent insurance carrier that has confirmed coverage in writing, has not been, discharged, bonded or stayed on appeal within ten (10) days (or, in the event that the terms of such judgments or arbitration award, provide for payment of such obligations over a period of time, then You shall be permitted to satisfy such obligations (“Judgment Amount”) pursuant to such terms if You have sufficient funds to satisfy all outstanding Secured Obligations plus sufficient funds to operate Your business in the ordinary course for a two month period and an Event of Default pursuant to this provision shall not occur unless You fail to make any payment of the Judgment Amount within ten (10) days of when such payment is due pursuant to such terms); or (b) any judgment or arbitration award against You in which You are enjoined, restrained or in any way prevented from conducting all or any material part of Your business or affairs.

•

Change of Control. Except as otherwise permitted hereunder, the occurrence of any event or transaction, including the sale or exchange of outstanding shares of Your capital stock or the capital stock of any of Your Subsidiaries, or series of related events or transactions, resulting in (a) the holders of such outstanding capital stock immediately before consummation of such event or transaction, or series of related events or transactions, do not, immediately after consummation of such event or transaction or series of related events or transactions, retain, directly or indirectly, capital stock representing at least 50% of the voting power of the surviving Person of such event or transaction or series of related events or transactions, in each case without regard to whether You or any of Your Subsidiaries are the surviving Person, (b) any Person or “group” (other than a Person that is a stockholder on the Closing Date) shall obtain “beneficial ownership” (as such terms are defined under Section 13d-3 of and Regulation 13D under the Securities Exchange Act of 1934), either directly or indirectly, of more than 35% of

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Your outstanding capital stock having the right to vote for the election of directors under ordinary circumstances, or (c) You cease to own and control all of the economic and voting rights associated with all of the outstanding capital stock of Your Subsidiaries (other than director’s qualifying shares or other similar shares held by individuals that are mandated by the law of the jurisdiction of formation of such Subsidiaries).

•

Officers. The individuals holding the offices of Your Chief Executive Officer as of the Closing Date shall for any reason cease to hold such offices or be actively engaged in Your day-to-day management, unless a successor appointed by Your board of directors is appointed within ninety (90) days of such cessation.

•

Guaranty Documents. (a) Any guaranty of any Secured Obligations terminates or ceases for any reason to be in full force and effect; (b) any event or circumstance described in paragraphs 3 through 8 of this Section 14 occurs with respect to any Guarantor, or (c) the death, liquidation, administration, winding up, or termination of existence of any Guarantor (as applicable).

15.	WHAT HAPPENS UPON AN EVENT OF DEFAULT

If an Event of Default has occurred and is continuing, We can at Our option, and without notice to You:

•	Terminate our commitment to make any future Advances under this Agreement;

•	Terminate Our obligation to permit the principal, interest, fees, costs or other amounts owed by You to Us to remain outstanding;

•

Recover all sums due and accelerate and demand payment of all or any part of the principal, interest, fees, costs or other amounts owed by You to Us and declare them to be immediately due and payable (provided, that upon the occurrence of a default of the type described in the fourth paragraph of Section 14 (i.e. “Bankruptcy; Attachment; Other”), the Promissory Notes and all of the principal, interest, fees, costs or other amounts owed by You to Us shall automatically be accelerated and made immediately due and payable, in each case without any further notice or act). Upon and after an Event of Default, the unpaid principal and accrued interest on the Promissory Notes and advances and all outstanding principal, interest, fees, costs or other amounts owed by You to Us, including all professional fees and expenses, shall thereafter bear interest at the Default Rate (as defined in Section 7);

•	Settle or adjust disputes and claims directly with Your account debtors for amounts, upon terms and in whatever order that We reasonably consider to be advisable;

•

Enter Your premises, without notice and process of law and in compliance with Your security requirements, to remove and repossess the Collateral without being liable to You for damages due to the repossession, except those resulting from Our or Our assignees’ negligence and charge You for the cost of repossession, storing and shipping the Collateral. With respect to any of premises that You own, You hereby grant to Us a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Our rights or remedies provided herein, at law, in equity, or otherwise; and

•	Pursue any other remedy permitted by law, equity or otherwise.

We may exercise all rights and remedies with respect to the Collateral under this Agreement or the other Loan Documents or otherwise available to Us under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. You hereby grant to Us a license and right, to use, without charge, Your labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral. In connection with Our exercise of its rights under this Agreement and the other Loan Documents, each of Your rights under all licenses and all franchise agreements shall inure to Our benefit. All Our rights and remedies shall be cumulative and not exclusive.

In addition to the power of attorney granted in Section 12, effective only upon the occurrence and during the continuance of an Event of Default, You hereby irrevocably appoint Us (and any of Our designated officers, agents, attorneys or employees) as Your true and lawful attorney to: (a) send requests for verification of Receivables or notify account debtors of Our security interest in the Receivables; (b) endorse Your name on any checks or other forms of payment or security that may come into Our possession; (c) sign Your name on any invoice or bill of lading relating to any Receivable, drafts against account debtors, schedules and assignments of Receivables, verifications of Receivables,

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and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Your policies of insurance; (f) settle and adjust disputes and claims respecting the Accounts directly with account debtors, for amounts and upon terms which We determine to be reasonable. Our appointment as Your attorney in fact, and each and every one of Our rights and powers, being coupled with an interest, is irrevocable until all of the Secured Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Our obligation to provide Advances hereunder is terminated.

16.	WHAT HAPPENS IF YOU ARE IN DEFAULT AND WE EXERCISE OUR REMEDIES

If an Event of Default has occurred and is continuing, We may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as We may elect. Any such sale may be made either at public or private sale at Your place of business or elsewhere. You agree that any such public or private sale may occur upon Our ten (10) calendar days’ prior written notice to You. We may require You to assemble the Collateral and make it available to Us at a place We designate that is reasonably convenient to Us. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied in the following order of priorities:

First, to Us in an amount sufficient to pay in full Our costs and professionals’ and advisors’ fees and expenses;

Second, to Us in an amount equal to the then unpaid amount of all the principal, interest, fees, costs or other amounts owed by You to Us, in such order and priority as We may choose in Our sole discretion; and

Finally, after the full, final, and indefeasible payment in Cash of all of the principal, interest, fees, costs or other amounts owed by You to Us, to any creditor holding a junior Lien on the Collateral, or to You or Your representatives or as a court of competent jurisdiction may direct.

17.	RESERVED.

[This Section Reserved.]

18.	DOCUMENTS YOU WILL PROVIDE US

Upon signing this Agreement You will provide Us with:

•	Executed originals of this Agreement, and all other documents and instruments that We may reasonably require;

•	Secretary’s certificate of incumbency and authority;

•	Certified copy of resolutions of Your board of directors approving this Agreement and the associated Warrant Agreement;

•	Certified copy of Articles of Incorporation and By-Laws as amended through the Closing Date;

•

A certificate of good standing from Your state of incorporation and similar certificates from all other jurisdictions where You or any of Your Subsidiaries do business and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect;

•	Payment of the Facility Fee for the Commitment Amount as denoted on Page 1 of this document;

•	Your budget and business plan of the current fiscal year;

•

Executed Certificate of Perfections by You or any Guarantor, in the form as attached as Exhibit C or in the form as required pursuant to any guaranty that a Guarantor is required to enter into in connection with this Agreement, as may be updated, amended or supplemented from time to time (as applicable, each a “Certificate of Perfection”); and

•	Any such other documents as We may reasonably request.

So long as there are any unpaid principal, interest, fees, costs or other amounts owed by You to Us, or We have any obligation to make any additional Advances, You shall provide Us with:

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Financial Statements. Within thirty (30) days after the end of each month or after You have consummated Your IPO within forty-five (45) days after the end of each quarter You will provide Us with an unaudited income statement, statement of cash flows (provided that, in the forth fiscal quarter of each fiscal year after You have consummated Your IPO, such statement of cash flow will be filed with the annual audited financial statements), and an unaudited balance sheet prepared in accordance with GAAP (except for the absence of footnotes and subject to year end adjustments) accompanied by a report detailing any material contingencies (in addition post-IPO, no more than twice in any calendar year, You agree to provide monthly financial statements for the previous month within 30 days of Our request) Until such time as You have consummated Your IPO, , You will provide Us with copies of all board packages delivered to Your board of directors in connection with board meetings or otherwise (redacted to protect attorney client privilege and trade secrets, as necessary and/or any materials pertaining to Your financing arrangements with Us (other than any board approvals relating to such financing arrangements)). Within one hundred eighty (180) days of the end of each fiscal year end (except for the fiscal year ending December 31, 2011 which shall be provided upon completion), You will provide Us with audited financial statements accompanied by an audit report and an unqualified opinion of the independent certified public accountants (other than any qualifications with respect to “going-concern” typical for venture-backed companies similar to You). Prior to Your IPO, within 90 days after the end of each fiscal year, You will provide Us a budget and business plan for the next fiscal year. You will provide Us any additional information (including, but not limited to, tax returns, income statements, balance sheets and names of principal creditors) as We reasonably believe are necessary to evaluate Your continuing ability to meet financial obligations. These statements should be emailed to Us at financials@triplepointcapital.com, or upon Our prior approval, facsimiled or mailed to Us at the address listed on Page 1 of this Agreement. After an initial public offering, in addition to the above, You shall provide all copies of 10-Qs and 10-Ks, provided that such 10-Qs and 10-Ks may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which You post such 10-Qs and 10-Ks, or provide a link thereto, on Your website on the Internet at Your website address.

Certificate of Compliance. Within thirty (30) days after the end of each calendar quarter, You will provide Us with a Certificate of Compliance in the form attached as Exhibit D.

19.	RIGHT TO INVEST

You grant Us (or at Our election, an Affiliate of Us) the right to invest up to Five Hundred Thousand and No/100 Dollars ($500,000), in Your Next Round, at Our sole discretion on the same terms and conditions as other investors in Your Next Round (“Right To Invest”). You agree to provide Us with at least ten (10) days prior written notice of the proposed date of the Next Round, which notice shall include the final terms, conditions and pricing of the Next Round and copies of draft equity documents no later than two (2) Business Days prior to the closing of the Next Round. The foregoing Right To Invest shall survive any termination or expiration of this Agreement and be in full force and effect until the consummation of Your Next Round.

20.	OTHER LEGAL PROVISIONS YOU WILL ABIDE BY

Continuation of Security Interest. This is a continuing agreement and the grant of the security interest and Lien hereunder shall remain in full force and effect and all of Our rights, powers and remedies shall continue to exist until all of the principal, interest, fees, costs or other amounts owed by You to Us are fully and finally paid in cash, We have no further obligation to make Advances and We have executed a written termination statement. We shall file a termination statement and provide proof of filing to You immediately after the full and final payment in cash of all of the principal, interest, owed by You to Us hereunder, releasing to You, without recourse except for Our acts, the Collateral and all rights conveyed hereby and returning possession of the Collateral to You. Our rights, powers and remedies shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to Our other rights, powers and remedies.

Entire Agreement. This Agreement and associated Promissory Notes supersede all other oral or written agreements or understandings between the Parties concerning the Collateral. ANY AMENDMENT OF THIS AGREEMENT OR A PROMISSORY NOTE MAY ONLY BE ACCOMPLISHED THROUGH A DOCUMENT WITH SIGNATURES FROM EACH OF THE PARTIES.

Headings. Headings used in this Agreement are for reference and convenience of the Parties only and shall have no substantive effect in the interpretation of this Agreement.

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No Waiver. No action taken by Us or You will be deemed to constitute a waiver of compliance with any representation, warranty or covenant contained in this Agreement or Promissory Note. The waiver by Us of a breach of any provision of this Agreement or a Promissory Note will not operate or be construed as a waiver of any subsequent breach.

Survival of Obligations. The indemnification, obligations, representations and warranties contained in this Agreement, any Promissory Note or in any document delivered in connection with those agreements are for the benefit of the Parties and survive the execution, delivery, expiration or termination of this Agreement.

Tax Indemnification. Without limiting the generality of Section 13, You agree to pay, and to hold Us harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales, or other similar taxes (excluding taxes imposed on or measured by Our net income or franchise taxes) that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this agreement.

Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on You and Your permitted assigns (if any). You shall not assign Your obligations under this Agreement, the Promissory Notes or any of the other Loan Documents without Our express prior written consent, and any such attempted assignment shall be void and of no effect. You acknowledge and understand that We may sell and assign all or part of Our interest hereunder and under the Promissory Note(s) and all other related Loan Documents to any person or entity to be known as assignee. After such assignment the term “We” “Us” and “Our” as used in the Loan Documents will mean and include such assignee, and such assignee will be vested with all Our rights, powers and remedies hereunder and shall have Our duties with respect to the interest that You have granted Us; but with respect to any such interest not so transferred, We shall retain all rights, powers and remedies. No such assignment will relieve You of any of Your obligations. We agree that in the event of any transfer of the Promissory Note(s), We will denote on the Promissory Note a notation as to the portion of the principal and interest of the Promissory Note(s), which shall have been paid at the time of such transfer and the date of the transfer.

Consent To Jurisdiction And Venue. All judicial proceedings arising in or under or related to this Agreement, the Promissory Notes or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in San Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Promissory Notes or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in this Section, and shall be deemed effective and received as set forth therein. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

Mutual Waiver Of Jury Trial; Judicial Reference. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the Parties wish applicable state and federal laws to apply (rather than arbitration rules), the Parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE PARTIES SPECIFICALLY WAIVES ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY YOU AGAINST US OR OUR ASSIGNEE OR BY US OR OUR ASSIGNEE AGAINST YOU. IN THE EVENT THAT THE FOREGOING JURY TRIAL WAIVER IS NOT ENFORCEABLE, ALL CLAIMS, INCLUDING ANY AND ALL QUESTIONS OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE (“REFERENCE”). THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT. NOTHING IN THIS SECTION SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE LAWFUL SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES. THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY UNLESS THE REFEREE ORDERS OTHERWISE. THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS SECTION. THE PARTIES

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ACKNOWLEDGE THAT THE CLAIMS WILL NOT BE ADJUDICATED BY A JURY. THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING CLAIMS THAT INVOLVE PERSONS OTHER THAN YOU AND US; CLAIMS THAT ARISE OUT OF OR ARE IN ANY WAY CONNECTED TO THE RELATIONSHIP BETWEEN YOU AND US; AND ANY CLAIMS FOR DAMAGES, BREACH OF CONTRACT, SPECIFIC PERFORMANCE, OR ANY EQUITABLE OR LEGAL RELIEF OF ANY KIND, ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OF THE EXCLUDED AGREEMENTS.

Professional Fees. You promise to pay or reimburse on demand, any and all reasonable professional fees and expenses incurred by Us whether before or after the execution of this Agreement in connection with or related to: the Loan Documents, the Excluded Agreements, or the Secured Obligations; the administration, collection, or enforcement of the Secured Obligations; amendment or modification of the Loan Documents and the Excluded Agreements; any waiver, consent, release, or termination under the Loan Documents or Excluded Agreements; the protection, preservation, sale, lease, liquidation, inspection, audit or disposition of, or other action related to, the Collateral or the exercise of remedies with respect to the Collateral; or any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to You or the Collateral, and any appeal or review thereof; and any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to You, the Collateral, the Loan Documents, or the Excluded Agreements, including representing Us in any adversary proceeding or contested matter commenced or continued by or on behalf of Your estate, and any appeal or review thereof. Our professional fees and expenses shall include fees or expenses for Our attorneys, accountants, auditors, auctioneers, liquidators, appraisers, investment advisors, environmental and management consultants, or experts engaged by Us in connection with the foregoing. Your promise to pay all of Our reasonable professional fees and expenses is part of the Secured Obligations under this Agreement. Notwithstanding anything in this Agreement, You will not be responsible or obligated to reimburse Us for any legal fees, costs or expenses incurred on or before the Closing Date and for items set forth in the Schedule of Documents as items to be completed post the Closing Date, all in connection with the negotiation, due diligence and closing of this Agreement.

Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against You for liquidation or reorganization, if You become insolvent or make an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Your assets, or if any payment or transfer of Collateral is recovered from Us. The Loan Documents, the Secured Obligations and Our Lien on the Collateral shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Us, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Us or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Us in cash.

Notices. Any notice, request or other communication to either of the Parties by the other will be given in writing and deemed received upon the earlier of (1) actual receipt or (2) 3 days after mailing if mailed postage prepaid by regular or airmail to Us or You, at the address set out on Page 1 of this Agreement, (3) 1 day after it is sent by courier or overnight delivery

Applicable Law. This Agreement and any Promissory Note will have been made, executed and delivered in the State of California and will be governed and construed for all purposes in accordance with the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together constitute one and the same instrument.

Signatures. This Agreement and any Promissory Note may be executed and delivered by facsimile or transmitted electronically in either Tagged Image Format Files ("TIFF") or Portable Document Format ("PDF") and, upon such delivery, the facsimile, TIFF or PDF signature, as applicable, will be deemed to have the same effect as if the original signature had been delivered to the other party.

Confidentiality. All financial information (other than any such information contained in periodic reports filed by You with the Securities and Exchange Commission) and other non-public information disclosed by You to Us shall be considered confidential for purposes of this Agreement. In handling any confidential information, We will

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exercise the same degree of care that We exercise for Our own proprietary information, but disclosure of information may be made (i) to Our subsidiaries or Affiliates in connection with their business with You, (ii) to prospective transferees or purchasers of any interest in the Loans (provided, however, We shall use best efforts in obtaining such prospective transferee’s agreement of the terms of this provision and any purchaser shall be agreeing to assume the obligations hereunder and therefore agreeing to abide by the provisions hereof, including, without limitation, the provisions of this Section), (iii) as We deem necessary or appropriate to any bank, financial institution or other similar entity, provided, however, that such bank, financial institution or other similar entity agrees in writing to maintain the confidentiality of such information, (iv) to S&P, Moody’s, Fitch and/or other ratings agency, as We deem necessary or appropriate, provided, however, that such financial institution or ratings agency shall be informed of the confidentiality of such, (v) as required by law, regulation, subpoena, or other order, (vi) as required in connection with Our examination or audit and (vii) as We consider appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Our possession when disclosed to Us, or becomes part of the public domain after disclosure to Us; or (b) is disclosed to Us by a third party, if We do not know that the third party is prohibited from disclosing the information. Notwithstanding the above, You hereby consent to the use by Us of Your company name and logo for advertising, promotional and marketing purposes only. Such use may reference the type of credit facility but will not indicate the amount of the credit facility without Your prior written approval.

21.	DEFINITIONS

Capitalized terms used in this Agreement shall have the following meanings:

“Account” means any “account,” as such term is defined in the UCC, which You now own or acquire in or which You now hold or acquire any interest and in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) that You now own, receive or acquire by or belonging or owing to You (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services that You render or from any other transaction, whether or not the same involves the sale of goods or services by You (including, without limitation, any such obligation that may be characterized as an account or contract right under the UCC) and all of Your rights in, to and under all purchase orders or receipts now owned or acquired by You for goods or services, and all of Your rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to You under all purchase orders and contracts for the sale of goods or the performance of services or both by You or in connection with any other transaction (whether or not yet earned by performance on the part of You), now in existence or occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any person with respect to any of the foregoing.

“Advance Date” means the day on which We make an Advance to You.

“Advance Request” means any request for an Advance to be executed and delivered from time to time by You to Us in the form attached to this Agreement as Exhibit B.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners, and members.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the State of California are authorized or required by law or other government action to close.

“Cash” means all cash, money, currency, and liquid funds, wherever held, which You own now, hold or acquire any right, title, or interest in.

“Certificate of Perfection” has the meaning given to it in Section 18.

“Chattel Paper” means any "chattel paper," as such term is defined in the UCC, now owned or acquired by You or in which You now hold or acquire any interest.

“Closing Date” means June 22, 2012.

“Collateral” has the meaning given to it in Section 8.

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“Commitment Increase Request Notice” has the meaning given to it in Section 3.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration now in which agreement You now hold or hereafter acquire any interest, whether as licensor or licensee.

“Copyrights” means all of the following now owned or acquired by You or in which Your now hold or acquire any interest: (i) all copyrights and copyright rights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country, or pursuant to any convention or treaty; (ii) all registrations of, applications for registration. and recordings of any copyright rights in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) all continuations, renewals or extensions of any copyrights and any registrations thereof; and (iv) any copyright registrations to be issued under any pending applications.

“Default” means any event that, with the passage of time or notice or both would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning given to it in Section 7.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, now owned or acquired by You or in which You now hold or acquire any interest.

“Disclosure Letter” means the disclosure letter, dated as of the date hereof, as amended or supplemented from time to time.

“Documents” means any “documents,” as such term is defined in the UCC, now owned or acquired by You or in which You now hold or acquire any interest.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“Equipment” means any “equipment,” as such term is defined in the UCC, and any and all additions, upgrades, substitutions and replacements thereto or thereof, together with all attachments, components, parts, accessions and accessories installed thereon or affixed thereto, now owned or hereafter acquired by You or in which You now hold or acquire any interest.

“Equipment Loan Agreement” means that Plain English Equipment Loan and Security Agreement of even date by and between You and Us, as amended, restated or replaced.

“Event of Default” has the meaning given to it in Section 14.

“Excluded Agreements” means (i) the Warrant Agreement; (ii) any stock purchase agreement, options, or other warrants to acquire, or agreements governing the rights of, any capital stock or other equity security, or any common stock, preferred stock, or equity security issued to or purchased by Us or its nominee or assignee and (iii) the Equipment Loan Agreement, including any promissory notes issued in connection with such Equipment Loan Agreement.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Fixtures” means any “fixtures,” as such term is defined in the UCC, together with any of Your right, title and interest in and to all extensions, improvements, betterments, renewals, substitutes, and replacements thereof, and all additions and appurtenances thereto any, now owned or hereafter acquired by You or in which You now hold or acquire any interest.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time.

“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, and, in any event, includes proprietary or confidential information (other than Intellectual Property); business records and materials (other than Intellectual Property); customer lists; interests in partnerships, joint ventures, corporations, limited liability companies and other business associations; permits; claims in or under insurance policies (including unearned premiums and retrospective premium adjustments); and rights to receive tax refunds and other payments and rights of indemnification, now owned or acquired by You or in which You may now or hereafter have any interest.

“Goods” means any “goods,” as such term is defined in the UCC, now owned or hereafter acquired by You or in which You now hold or acquire any interest.

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“Guarantor” means any Person who from time to time may guaranty or provide collateral or other credit support for all or any portion of the Secured Obligations.

“Indebtedness” means, of any Person, at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance, or similar instrument, whether drawn or undrawn; (vi) [reserved]; (vii) all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, in each case for cash (excluding any cash paid in lieu of the issuance of fractional shares upon the exchange or conversion of any convertible securities), now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (viii) all obligations to repurchase accounts or chattel paper previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (ix) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (x) all obligations of others of any type described in clause (i) through clause (ix) above guaranteed by such Person.

“Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by You or in which You now hold or acquire any interest.

“Intellectual Property” means all Copyrights; Trademarks; Patents; Licenses; source codes; trade secrets; inventions (whether or not patented or patentable); technical information, processes, designs, knowledge and know-how; data bases; models; drawings; websites, domain names, and URL’s, and all applications therefor and reissues, extensions, or renewals thereof; together with the rights to sue for past, present, or future infringement of Intellectual Property and the goodwill associated with the foregoing.

“Intercreditor Agreement” means the Intercreditor Agreement of even date entered into by and between Us and Silicon Valley Bank, or any other Intercreditor Agreement entered into by and between Us and any other lender under any Senior Loan Facility.

“Inventory” means any “inventory,” as such term is defined in the UCC, now owned or acquired by You or in which You now hold or acquire any interest, and, in any event, shall include, without limitation, all Goods and personal property that are held by or on Your behalf for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Your business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in Your constructive, actual or exclusive possession or is held by others for Your account, including, without limitation, all property covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interest or other securities) of any Person, or any loan, advance or capital contribution to any Person.

“Investment Property” means any “investment property,” as such term is defined in the UCC, and includes any certificated security, uncertificated security, money market funds, bonds, mutual funds, and U.S. Treasury bills and notes now owned or hereafter acquired by You or in which You now hold or acquire any interest.

“Letter of Credit Rights” means any “letter of credit rights,” as such term is defined in the UCC, now owned or acquired by You or in which You now hold or acquire any interest, including any right to payment under any letter of credit.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or acquired by You or in which You now hold or acquire any interest and any renewals or extensions thereof.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

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“Loan Documents” means this Agreement, the Promissory Notes, all UCC Financing Statements, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, including those documents described on the Schedule of Documents attached hereto as Schedule 1, as the same may from time to time be amended, modified, supplemented or restated; provided, that the Loan Documents shall not include any of the Excluded Agreements.

“Material Adverse Effect” means a material adverse effect on (i) Your business, operations, properties, prospects, assets or condition (financial or otherwise), (ii) Your ability to perform the Secured Obligations in accordance with the terms of the Loan Documents or Our ability to enforce any of Our rights and remedies with respect to the Secured Obligations in accordance with the terms of the Loan Documents, or (iii) the Collateral or Our Liens on the Collateral or the priority of such Liens.

“Merger Event” means (i) any reorganization, consolidation or merger (or similar transaction or series of transactions) by You, or any of Your subsidiaries, with or into any other Person; (ii) any transaction, including the sale or exchange of outstanding shares of Your capital stock, or the capital stock of any of Your Subsidiaries, in which the holders of such outstanding capital stock immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain capital stock representing at least 50.0% of the voting power of the surviving corporation of such transaction or series of related transactions (or the parent corporation of such surviving corporation if such surviving corporation is wholly owned by such parent corporation), in each case without regard to whether You or any of Your subsidiaries are the surviving corporation, or (iii) the sale, license or other disposition of all or substantially all of Your assets, or the assets of any of Your subsidiaries.

“Next Round” means the first private equity financing, or extension of an existing round of private equity financing, occurring after the Closing Date, in which You issue preferred stock for aggregate gross cash proceeds of at least Two Million Dollars ($2,000,000) (with aggregate proceeds to include the amounts that the investors in such financing have committed to invest, in accordance with the terms of the financing documents after the initial closing under such documents and to exclude any amounts receivable upon, or attributable to, conversion or cancellation of indebtedness), whether in a single or multiple closings and whether in related or unrelated financings.

“Part 2 Milestone” has the meaning set forth in Section 3.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending in which agreement You now hold or acquire any interest, whether as licensor or licensee.

“Patents” means all of the following now owned or acquired by You or in which You now hold or acquire any interest: (a) all patents, or rights corresponding thereto, issued or registered in the United States or any other county, (b) all applications for patents, or rights corresponding thereto in, the United States or any other country; (c) all reissues, reexaminations, continuations, divisions, continuations-in-part, or extensions of the foregoing patents and/or applications; (c) all patents to be issued under any of the foregoing applications; and (d) all foreign counterparts of the foregoing patents and/or applications.

“Permitted Acquisitions” means (a) any acquisition (whether by purchase, merger, consolidation or otherwise) or series of related acquisitions by You or Your Subsidiaries of all or substantially all of the capital stock or property of another Person in which total cash consideration does not exceed Two Million Dollars ($2,000,000) in any fiscal year and You provide Us with 10 days’ prior written notice of such acquisition, including a reasonably detailed description thereof and on or prior to the date of the proposed acquisition We shall have received copies of the acquisition agreement and related documents (including financial information and analysis, financial projections, environmental assessments and reports, opinions, certificates and lien searches) and other information reasonably requested by Us; and (b) any other acquisition (whether by purchase, merger, consolidation or otherwise) permitted pursuant to the terms of the paragraph entitled “Mergers or Acquisitions” in Section 12.

“Permitted Indebtedness” means (a) Indebtedness of You in favor of Us including any Indebtedness in our favor under the Equipment Loan Agreement between You and Us; (b) Indebtedness existing at the Closing Date and disclosed on the Disclosure Letter; (c) Indebtedness to trade creditors, including without limitation, for the acquisition of services, supplies or inventory in the ordinary course of business; (d) Indebtedness under the Senior Loan Facility so long as the aggregate outstanding principal amount thereof does not at any time exceed Twelve Million Dollars ($12,000,000) as reduced by any payments of principal with respect to any term loan Indebtedness (such reduction shall not apply on any revolver type Indebtedness up to $4,000,0000 of the aggregate $12,000,000 permitted hereunder) ; (e) Subordinated Indebtedness, (f) Indebtedness incurred as result of endorsing negotiable

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instruments received in the ordinary course of business; (g) Indebtedness in an aggregate principal amount not to exceed One Million Dollars ($1,000,000) secured by Permitted Liens, (h) Indebtedness that otherwise constitutes Permitted Investments, (i) Indebtedness consisting of interest rate, currency, or commodity swap agreements, interest rate cap or collar agreements or arrangements entered into in the ordinary course of business and designated to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices, (j) other unsecured Indebtedness in an aggregate amount outstanding not to exceed $400,000 at any time, and (k) extensions, refinancings, modifications, amendments and restatements of any item of Permitted Indebtedness (a) though (g) above, provided that the principal amount thereof is not increased.

“Permitted Investment” means (a) Investments that are in existence on the Closing Date and are approved in writing by Us; (b) Investments in domestic certificates of deposit issued by, and other domestic investments with, financial institutions organized under the laws of the United States or a state thereof, having at least One Hundred Million Dollars ($100,000,000) in capital and a rating of at least “investment grade” or “A” by Moody's or any successor rating agency; (c) Investments in marketable obligations of the United States of America and in open market commercial paper given the highest credit rating by a national credit agency and maturing not more than one year from the creation thereof; (d) so long as no Event of Default has occurred and is continuing, temporary advances to employees to cover incidental expenses to be incurred in the ordinary course of business, in an aggregate outstanding amount not to exceed $50,000 at any time; (e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; (f) Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any amendment thereto) have been approved by Us; (g) Investments consisting of deposit accounts and investment accounts; (h) Investments accepted in connection with transfers or dispositions of property that are otherwise permitted pursuant to Section 12; (i) (x) Investments of Your Subsidiaries in or to other Subsidiaries of Yours or You (y) Investments by You in or to any Guarantor and (z) Investments by You in Your Subsidiaries not to exceed Fifty Thousand Dollars ($50,000) in the aggregate in any fiscal year except as follows: (A) You may make Investments up to Five Hundred Thousand Dollars ($500,000) per fiscal quarter into Your Subsidiary formed under the laws of the United Kingdom, (B) You may make Investments up to One Million Dollars ($1,000,000) per quarter into Your Subsidiary formed under the laws of the People’s Republic of China, (C) You may make Investments up to Five Hundred Thousand Dollars ($500,000) per quarter into Your Subsidiary formed under the laws of Canada, and (D) You and Us shall meet and confer in good faith regarding whether it is commercially reasonable for Borrower to be permitted to make Investments in excess of Fifty Thousand Dollars ($50,000) in other Subsidiaries in connection with third-party commercial agreements involving such Subsidiary; (j) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Yours or Your Subsidiaries pursuant to employee stock purchase plans or agreements approved by Your Board of Directors; (k) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (k) shall not apply to Investments of Your in any of Your Subsidiaries; (l) Investments consisting of interest rate, currency, or commodity swap agreements, interest rate cap or collar agreements or arrangements entered into in the ordinary course of business and designated to protect a Person against fluctuations in interest rates, currency exchange rates, or commodity prices; (m) joint ventures or strategic alliances in the ordinary course of Your business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash investments by You does not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year; (n) Investment in Subsidiaries necessary to establish co-location facilities or data centers in an amount not to exceed Three Million Dollars ($3,000,000) in the aggregate in any fiscal year; (o) Permitted Acquisitions shall be permitted in accordance with the terms of this Agreement including the formation of any Subsidiary in connection with such Permitted Acquisitions and the initial capitalization of such Subsidiary whether by capital contribution or intercompany loans as required by law or pursuant to the applicable acquisition agreement; and (p) other Investments in an aggregate amount not to exceed $400,000 in any fiscal year.

“Permitted Liens” means any and all of the following: (i) Liens in Our favor, including any Liens in Our favor under the Equipment Loan Agreement between You and Us; (ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided that such Liens do not have priority over any of Our Liens and You maintain adequate reserves in accordance with GAAP; (iii) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Your business and imposed without action of such parties, provided that the payment thereof is not yet required and that such Liens do not have

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priority over any of Our Liens; (iv) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (v) the following deposits, to the extent made in the ordinary course of Your business: deposits under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vi) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (vii) Liens securing the Senior Loan Facility and subject to the Intercreditor Agreement; (viii) purchase money Liens (A) on Equipment (other than Equipment financed by Us) acquired or held by You incurred for financing the acquisition of the Equipment (other than Equipment financed by Us) securing no more than Five Hundred Thousand Dollars ($500,000) in the aggregate amount outstanding, or (B) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment; (ix) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto; (x) leases or subleases of real property granted in the ordinary course of Your business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Your business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Us a security interest therein; (xi) non-exclusive license of Intellectual Property granted to third parties in the ordinary course of business, and licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States; (xii) Liens in favor of financial institutions arising in connection with Your deposit and/or securities accounts held at such institutions, provided that such security interests secure customary fees and expenses and not borrowed money; (xiii) Liens in favor of custom and revenue authorities arising as a matter of law to secure the payment of custom duties in connection with the importation of goods; (xiii) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i), (vii) and(viii) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase other than any reasonable premium.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, Cash or other proceeds payable to You from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to You from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to You from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) the proceeds, damages, or recovery based on any claim of Yours against third parties (i) for past, present or future infringement of any Copyright, Copyright License, Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“PT” means Pacific Time.

“Receivables” means (i) all of Your Accounts, Instruments, Documents, Cash, Chattel Paper, Supporting Obligations, letters of credit, proceeds of a letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and related business records.

“Right To Invest” has the meaning given to it in Section 19.

RingCentral_GrowthCapitalLoan	24

“Secured Obligations” means Your obligation to repay to Us all Advances (whether or not evidenced by any Promissory Note), together with all principal, interest, fees, costs, professional fees and expenses, and other liabilities or obligations for monetary amounts owed by You to Us, including the indemnity and insurance obligations in Sections 10, 13 and 20 hereof and including such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against You, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties of any kind or nature, present or future, arising under this Agreement, the Promissory Notes, or any of the other Loan Documents, as the same may from time to time be amended, modified, supplemented or restated, whether or not such obligations are partially or fully secured by the value of Collateral; provided, that the Secured Obligations shall not include any of Your Indebtedness or obligations arising under or in connection with the Excluded Agreements.

“Senior Loan Facility” means that certain Amended and Restated Loan and Security Agreement by and between Silicon Valley Bank and You dated as of October [     ], 2010 (as amended and supplemented from time to time, or restated).

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations on terms and conditions acceptable to Us, including without limiting the generality of the foregoing, subordination of such Indebtedness in right of payment to the prior payment in full of the Secured Obligations, the subordination of the priority of any Lien at any time securing such Indebtedness to Our Liens in Your assets and properties, and the subordination of the rights of the holder of such Indebtedness to enforce its junior Lien following an Event of Default hereunder pursuant to a written subordination agreement approved by Us.

“Subsidiary” means, with respect to any Person, any Person of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

“Supporting Obligations” means any “supporting obligations,” as such term is defined in the UCC, now owned or acquired by You or in which You now hold or hereafter acquire any interest.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration in which agreement You now hold or hereafter acquire any interest, whether as licensor or licensee.

“Trademarks” means all of the following property now owned or hereafter acquired by You or in which You now hold or hereafter acquire any interest: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) reissues, extensions or renewals thereof.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Secured Party's Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein or in the other Loan Documents terms that are defined in the UCC and used herein or in the other Loan Documents shall have the meanings given to them in the UCC.

RingCentral_GrowthCapitalLoan	25

“Warrant Agreement” means the Warrant Agreement dated the date hereof between the Parties issued in connection with this Agreement.

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, including all Exhibits, Annexes and Schedules, and not to any particular Section, subsection or other subdivision.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation,” the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by this Agreement and the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied.

(Signatures to Follow)

RingCentral_GrowthCapitalLoan	26

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the day and year first above written.

BORROWER:	You:	RINGCENTRAL, INC.

	Signature:	/s/ Robert Lawson

	Print Name:	Robert Lawson

	Title:	CFO

Accepted in Menlo Park, California:

LENDER:	Us:	TRIPLEPOINT CAPITAL LLC

	Signature:	/s/ Sajal Srivastava

	Print Name:	Sajal Srivastava

	Title:	Chief Operating Officer

[SIGNATURE PAGE TO PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT]

RingCentral_GrowthCapitalLoan	27

Table of Exhibits and Schedules

Exhibit A	Promissory Note

Exhibit B	Advance Request

Exhibit C	Form of Certificate of Perfection

Exhibit D	Certificate of Compliance

Schedule 1	Schedule of Documents

RingCentral_GrowthCapitalLoan	28

EXHIBIT A

PLAIN ENGLISH PROMISSORY NOTE

This is a Plain English Promissory Note dated “[MONTH, DAY, YEAR]” by and between TRIPLEPOINT CAPITAL LLC, as lender, and RINGCENTRAL, INC., a                  corporation, as borrower. The words “We”, “Us”, and “Our”, refer to TRIPLEPOINT CAPITAL LLC. The words “You” and “Your” refer to RINGCENTRAL, INC., and not any individual. The words “Parties” refers to both, TRIPLEPOINT CAPITAL LLC AND RINGCENTRAL, INC.

PROMISSORY NOTE INFORMATION
Facility Name Growth Capital Loan Facility	Facility Number 0745-GC-01	Promissory Note Number 0745-GC-01-__	Principal Amount $________

Payment Amount Months: [1-3][1-11]: interest only; Months: [4-36][12]	Loan Term [36 months][12 months]	Interest Rate [Prime + 5.75%] [Prime +5.25%]	End of Term Payment $[4%] [0.75%]

Interim Payment $_______	Funding Date ________, 20__	First Payment Date ___________, 20__	Maturity Date _________, 20__

CONTACT INFORMATION
Name TriplePoint Capital LLC	Address For Notices 2755 Sand Hill Rd., Ste. 150 Menlo Park, CA 94025 Tel: (650) 854-2090 Fax: (650) 854-1850	Contact Person Sajal Srivastava, COO Tel: (650) 233-2102 Fax: (650) 854-1850 email: legal@triplepointcapital.com

Customer Name RingCentral, Inc.	Central Billing Address 1400 Fashion Island Boulevard, Suite 700 San Mateo, CA 94404 With a copy to General Counsel	Contact Person Robert Lawson, CFO Tel: 650-376-0007 Fax: 650-376-0007 email: bob.lawson@ringcentral.com

FOR VALUE RECEIVED, You hereby promise to pay to the order of TRIPLEPOINT CAPITAL LLC or the holder of this Plain English Promissory Note (this “Promissory Note”) at 2755 Sand Hill Road, Ste. 150, Menlo Park, CA, 94025 or such other place of payment as the holder of this Plain English Promissory Note may specify from time to time in writing, in lawful money of the United States of America, the principal amount of                         /100 Dollars ($                            ) together with interest at         percent (        %)

RingCentral_GrowthCapitalLoan	29

per annum from the date of this Promissory Note to maturity of each installment on the principal remaining unpaid, such principal and interest to be paid as stated on Page 1 of this Promissory Note and the attached amortization schedule. In addition, You will pay Us an amount equal to             percent (          %) of the principal amount of this Promissory Note that represents your End of Term Payment. Interest shall be computed daily on the basis of a year consisting of 360 days for the actual number of days occurring in the period for which such interest is payable. Any payments made under this Promissory Note shall not be available for re-borrowing.

The aggregate outstanding principal balance of this Promissory Note shall be due and payable in full in immediately available funds on the Maturity Date, if not sooner paid in full.

This Promissory Note is the Promissory Note referred to in, and is executed and delivered in connection with, the Plain English Growth Capital Loan and Security Agreement dated as of May __, 2012 by and between the Parties, as the same may from time to time be amended, modified or supplemented in accordance with its terms (the "Loan Agreement"), and is entitled to the benefit and security of that Loan Agreement and the other documents executed in connection with all principal, interest, fees or other liabilities owed by You to Us. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

You waive presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.

This Promissory Note has been negotiated and delivered to Us and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

YOU: RINGCENTRAL, INC.

Signature:
Print Name:
Title:

RingCentral_GrowthCapitalLoan	30

EXHIBIT B

ADVANCE REQUEST

To:	TRIPLEPOINT CAPITAL LLC Date:
2755 Sand Hill Road Ste 150
Menlo Park, CA 94025
Attention: Customer Administrations
Fax (650) 854-1850

RingCentral, Inc., (“We” or “Us”), hereby request from TRIPLEPOINT CAPITAL LLC (“You”) an Advance in the amount of ($                        ) on                     ,           (at least five (5) business days from today) pursuant to the Plain English Growth Capital Loan and Security Agreement between the Parties (the “Loan Agreement”).

Check applicable box: [        ] Option A; [        ] Option B

We instruct You to please:

(a)	Issue a check payable to Us

or

(b)	Transfer Funds to our account

Bank:
Address:
ABA Number:
Account Number:
Account Name:

We represent, warrant and certify that:

•	No event or circumstance has occurred or exists which individually or together with any other event or circumstance, has had or could reasonably be expected to have a Material Adverse Effect;

•

The representations, covenants and warranties set forth in the Loan Agreement are and shall be true and correct on and as of the date the requested Advance is funded with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case, those representations and warranties remain true, complete and correct as of such date);

•	We are in compliance with all the terms and provisions set forth in any document related to this Advance (including, without limitation, Sections 4 and 5 of the Loan Agreement);

•

As of the date hereof and the date of the funding of the requested Advance, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both, would) constitute an Event of Default under the Loan Agreement;

•

We understand and acknowledge that You have the right to review the financial information supporting this representation and based upon such review in Your sole discretion You may decline to fund the requested Advance; and

•	The Certificate of Perfection executed on , is true and correct as of the date of this Advance Request. [Attach an updated Certificate of Perfection as needed.].

Executed this              day of                     ,              by:

YOU: RINGCENTRAL, INC.

Signature:
Print Name:
Title:

RingCentral_GrowthCapitalLoan	31

EXHIBIT C

FORM OF CERTIFICATE OF PERFECTION

This Certificate of Perfection shall reference that certain Plain English Growth Capital Loan and Security Agreement dated as of                     , 20        , by and between TRIPLEPOINT CAPITAL LLC and RINGCENTRAL, INC. (the “Loan Agreement”). All terms not defined in this Certificate of Perfection shall have the same meanings as in the Loan Agreement. Pursuant to the terms of the Loan Agreement, RINGCENTRAL, INC. hereby certifies, represents and warrants the following as of                     , 20      :

1. Our current name and organizational status is as follows:

Name:

Type of Organization:

State of Organization:

Organization File Number:

Federal Employer Tax Identification Number:

2. Five (5) years prior to the date of this Certificate of Perfection, We did not do business under any other name or organization or form except the following:

Name:

Type of Organization:

State of Organization:

Organization File Number:

Federal Employer Tax Identification Number:

Dates of Existence:

3. Our fiscal year ends on .

4. Our current locations and the locations of all the Collateral are:

Chief Executive Office:

Principal Place of Business:

Locations of Collateral:

RingCentral_GrowthCapitalLoan	32

5. The following is a list of any and all of Our joint ventures and subsidiaries:

Name:

Type of Organization:

State of Organization:

Organization File Number:

Federal Employer Tax Identification Number:

Your Ownership Interest:

6.	We currently maintain Deposit Accounts, other accounts holding Investment Property owned by Us, and electronic accounts (such as PayPal or similar accounts) as follows:

Bank Name/Address	Account Holder Name	Account (Type & Number)

7.	We currently have the following commercial tort claims: .

8.	Attached is a current listing of all of Our registered Patents, Trademarks, and Copyright as of the Closing Date (or as of the most recent update as required pursuant to Section 12).

RINGCENTRAL, INC.

Signature:
Print Name:
Title:

RingCentral_GrowthCapitalLoan	33

EXHIBIT D

CERTIFICATE OF COMPLIANCE

This Certificate of Compliance shall reference that certain Plain English Growth Capital Loan and Security Agreement dated as of                     , 20__, by and between TRIPLEPOINT CAPITAL LLC and RINGCENTRAL, INC. (the “Loan Agreement”). All terms not defined in this Certificate of Compliance shall have the same meanings as in the Loan Agreement. Pursuant to the terms of the Loan Agreement, RINGCENTRAL, INC. hereby certifies, the following as of                     , 20__:

•	We are in compliance as of the date of this Certificate of Compliance with all required covenants unless otherwise noted and attached to this Certificate of Compliance.

•

As of the date of this Certificate of Compliance all representations and warranties in the Loan Agreement are true and correct in all material respects except to the extent such representations and warranties expressly relate to an earlier date (in which case, those representations and warranties remain true as of such date).

•	The Certificate of Perfection executed on , is true and correct as of the date of this Certificate of Compliance. (Attach an updated Certificate of Perfection as needed.)

RINGCENTRAL, INC.

Signature:
Print Name:
Title:

RingCentral_GrowthCapitalLoan	34

SCHEDULE 1

(SCHEDULE OF DOCUMENTS)

RingCentral_GrowthCapitalLoan	35